UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 16, 2005

Commission File Number	Exact name of registrant as specified in its charter and principal executive office address and telephone number	State of Incorporation	I.R.S. Employer ID. Number
1-1217	Consolidated Edison Company of New York, Inc. 4 Irving Place, New York, New York 10003 (212) 460-4600	New York	13-5009340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS

On November 16, 2005, Consolidated Edison Company of New York, Inc. (the “Company”) completed, pursuant to an underwriting agreement with Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives for the underwriters named therein, the sale of $350 million aggregate principal amount of the Company’s 5.375% Debentures, Series 2005 C due 2015 (the “Debentures”). The Debentures were registered under the Securities Act of 1933 pursuant to Registration Statements on Form S-3 (No. 333-123780, declared effective May 10, 2005, and No. 333-114393, declared effective April 22, 2004) with the prospectus contained therein relating to $2.15 billion aggregate principal amount of unsecured debt securities of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph P. Oates
Joseph P. Oates
Vice President and Treasurer

DATE: November 16, 2005

Index to Exhibits

Exhibit	Description	Sequential Page Number at which Exhibit Begins
1.1	Underwriting Agreement relating to the Debentures.

1.2	Underwriting Agreement Basic Provisions, dated November 1, 1999. (Incorporated by reference to Exhibit 1.2 to Registration Statement No. 333-90385.)

4.1	Second Supplemental Indenture, dated as of June 23, 2005, between Consolidated Edison Company of New York, Inc. and JPMorgan Chase Bank, as Trustee.

4.2	Form of the Debentures.

5	Opinion and consent of Peter A. Irwin, Esq., Vice President, Legal Services.